As filed with the Securities and Exchange Commission on August 12, 1998
                                            Registration Statement No. 333-60223
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             ----------------------

             DELAWARE                                    06-1295986
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               225 High Ridge Road
                           Stamford, Connecticut 06905
                                 (203) 329-3300

                        (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                            of Registrant's Principal
                               Executive Offices)

                             ----------------------

                               Peter P. Bassermann
                      President and Chief Executive Officer
               International Telecommunication Data Systems, Inc.
                               225 High Ridge Road
                           Stamford, Connecticut 06905
                                 (203) 329-3300

                     (Name, Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                              of Agent For Service)

                                 with a copy to:

                               John H. Chory Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109




         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________.

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS
                                 606,673 SHARES

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

                                  COMMON STOCK

                              ---------------------

         This Prospectus relates to 606,673 issued and outstanding shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of International Telecommunication Data Systems, Inc. ("ITDS" or the "Company") which may be offered and sold, from time to time, by or on behalf of Century Corporation, a stockholder of the Company (the "Selling Stockholder"). The Shares were issued by the Company as consideration, in part, for the purchase by the Company of all of the issued and outstanding shares of capital stock of ITDS Intelicom Services, Inc. ("Intelicom") from the CSC Domestic Enterprises, Inc. (the "Seller") on January 2, 1998. Thereafter, the Seller transferred the Shares to the Selling Stockholder, a wholly owned subsidiary of Computer Sciences Corporation. Pursuant to the terms of a Stock Purchase Agreement among the Company, the Seller and Intelicom (the "Purchase Agreement"), the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the Registration Statement of which the Prospectus constitutes a part to be declared and remain effective until the earlier of (i) the sale of all of the Shares by the Seller or (ii) January 2, 2000. The Selling Stockholder has advised the Company that it proposes to sell, from time to time, all or part of the Shares covered by this Prospectus on the Nasdaq National Market, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Pursuant to the Purchase Agreement, the Selling Stockholder agreed to limit the number of Shares it will sell pursuant to this Registration Statement prior to July 2, 1999, as determined by a formula. See "Plan of Distribution."

         This Prospectus may be used by the Selling Stockholder or by any broker-dealer who may participate in sales of the Shares. The Selling Stockholder will pay all commissions, transfer taxes and other expenses associated with the sale of the Shares.

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder. The Company and the Selling Stockholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. See "Use of Proceeds."

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ITDS." On July 24, 1998, the closing sale price of the Common Stock on the Nasdaq National Market was $33.375 per share.

                              ---------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

         The date of this Prospectus is August 12, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents also may be obtained at prescribed rates by writing to the Securities and Exchange Commission Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Copies of such documents may also be inspected at the offices of the Company. The Company's Common Stock is traded on the Nasdaq National Market under the Symbol "ITDS."

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, including the amendment thereto on Form 10-K/A filed with the Commission on March 31, 1998;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (3) The Company's Current Report on Form 8-K dated January 13, 1998, including the amendment thereto on Form 8-K/A filed with the Commission on March 18, 1998; and

         (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on October 10, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: the Company, 225 High Ridge Road, Stamford, Connecticut 06905, Attention: Chief Financial Officer, telephone
(203) 329-3300.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation of an offer would be unlawful. Neither the delivery of this Prospectus nor any offer or sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein and elsewhere in this Prospectus.

                                  RISK FACTORS

          The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the Common Stock offered by this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein.

Management of Growth

         The Company has historically experienced rapid growth and expects to experience considerable growth in the foreseeable future. As a result of the Company's acquisition of Intelicom, a subsidiary of Computer Sciences Corporation ("CSC") on January 2, 1998 (the "Intelicom Acquisition"), the Company substantially increased the size of its operations as well as the number of subscribers it serves. The growth in the size and complexity of its business, as well as its customer base, has placed, and is expected to continue to place, significant demands on the Company's administrative, operational and financial personnel and systems. Additional expansion by the Company may further strain the Company's management, financial and other resources. There can be no assurance that the Company's systems, procedures, controls and existing facilities will be adequate to support expansion of its operations. The Company's future operating results will depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve the operational, financial control and reporting functions of the Company. If the Company is unable to manage expansion of its operations, the quality of the Company's services, its ability to retain key personnel and its business, financial condition and results of operations could be materially adversely affected.

         From January 1993 to June 1998, the number of the Company's employees increased from 26 to 590 and the number of the Company's full-time consultants increased from zero to 123. A substantial portion of the Company's current employees and consultants joined the Company in January 1998, in conjunction with the Intelicom Acquisition. The Company anticipates that continued growth will require it to recruit and hire a substantial number of new development, managerial, finance, sales and marketing support personnel. There can be no assurance that the Company will be successful in hiring or retaining any of the foregoing personnel. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to improve operational systems and to expand, train, motivate and manage its workforce.

Integration of Intelicom; Payment of Contingent Purchase Price

         In January 1998, the Company completed the Intelicom Acquisition and substantially increased the size of the Company's operations. The future success of the Company will depend in part upon whether the integration of the two companies' businesses is achieved in an efficient and effective manner; there can be no assurance that this will occur. The integration of the finance and administrative operations and the product offerings and platforms, and the coordination of the respective sales, marketing and research and development efforts of ITDS and Intelicom will require significant financial resources and attention from management. There can be no assurance that such integration and coordination will be successful or accomplished in a timely manner or that the anticipated economic, operational and other benefits of the Intelicom Acquisition will be achieved. The difficulties of such integration may be increased by the necessity of coordinating the activities of ITDS facilities in Stamford, Connecticut with Intelicom's facilities in Champaign, Illinois, each of which has a distinct culture. The integration of Intelicom has required, and will continue to require, the dedication of management resources which may temporarily divert attention from the daily operations of the combined company.

         In addition, in connection with the Intelicom Acquisition and subject to the satisfaction of certain performance criteria, the Company may be required to pay to CSC up to $6.0 million in cash on January 1, 1999.

Reliance On Significant Customers

         The Company's largest two customers, Nextel and Western Wireless, represented 29.3% and 12.7%, respectively, of the Company's revenues for the first three months of 1998. It is likely that Nextel and Western Wireless will each continue to represent over 10 percent of the Company's revenues in the future. The Company has long-term contracts, ranging from two to five years, with all of its significant customers. However, as a result of the Intelicom Acquisition, the Company's relationships with its largest customers have only been in place since January 1998. In addition, certain of such customers have from time to time expressed concern regarding service performed by Intelicom prior to the Intelicom Acquisition. The Company has worked and continues to work with such customers to address these concerns. There can be no assurance that the Company's customers will renew their contracts with the Company at the end of the contract term or may not seek to terminate their contracts on the basis of alleged contractual defaults or other grounds. Certain of the Company's contracts do not require customers to make any minimum purchases. Loss of all or a significant part of the business of any of the Company's significant customers would have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, the acquisition by a third party of one of the Company's significant customers could result in the loss of that customer and have a material adverse effect on the business, financial condition and results of operations of the Company. The Company is currently engaged in discussions with Frontier Cellular, a cellular telephone service provider with which the Company has an agreement for the development and delivery of a billing and customer care system. The purpose of these discussions is to review and renegotiate the terms of the development and delivery schedule for such system, including the proposed functionality, cost of development and delivery schedule for such system. There can be no assurance that any such proposed functionality, cost or schedule will be mutually agreeable to the Company and Frontier Cellular, that the Company's system will be adopted by Frontier Cellular or that Frontier Cellular will be a customer of the Company in the future.

Dependence on Key Personnel; New Management

         The Company's performance depends substantially on the performance of its executive officers and key employees. The Company's long-term success will depend upon its ability to recruit, retain and motivate highly skilled personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain highly skilled personnel in the future. In addition, several members of the Company's senior management team have only recently joined the Company. For example, Peter
P. Bassermann, the Company's President, joined the Company in September 1997, Paul K. Kothari joined the Company in late 1997 and began serving as the Company's Chief Financial Officer in February 1998, and Susan L. Yezzi joined the Company in late 1997 and assumed the role of the Company's Executive Vice President of Operations -- Champaign in February 1998. Although each of Mr. Bassermann, Mr. Kothari, Ms. Yezzi, Lewis D. Bakes, Joseph A. Juliano, Barry K. Lewis, Peter L. Masanotti and Kevin Piltz has executed an employment contract with the Company, there can be no assurance that they will serve their full employment terms. Mark D. Spitzer resigned as Chief Financial Officer in September 1997 and was replaced by Alan K. Greene, who served as Chief Financial Officer from September 1997 to February 1998. Although the Company believes that the extensive industry experience of new members of management is essential to the Company's growth and outweighs short employment history with the Company, there can be no assurance that the assimilation of the new officers into their managerial roles with the Company will be successful.

Fluctuations in Quarterly Performance

         The Company's revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including the timing, size and nature of the Company's contracts; the integration into the Company's consolidated financial results of Intelicom and the lack of actual historical financial results as a combined entity; long sales cycles typically associated with large customers, which require the Company to make a substantial investment in the conversion process prior to the generation of revenue; the hiring of additional staff; seasonal variations in cellular telephone subscriptions; the timing of the introduction and the market acceptance of new products or product enhancements by the Company or its competitors, changes in the Company's operating expenses; and fluctuations in economic and financial market conditions. Fluctuations in quarterly operating results may result in volatility in the price of the Common Stock.

Rapidly Changing Telecommunications Market

         Over the last decade, the market for telecommunications services has been characterized by rapid technological developments, evolving industry standards, dramatic changes in the regulatory environment and frequent new product introductions. The Company's success will depend upon its ability to enhance its existing products and services and to introduce new products and services which will respond to these market requirements as they evolve. To date, substantially all of the Company's revenues are attributable to wireless customers. While the Company believes that its current systems and services will also permit it to attract customers in other segments of the Telecommunications services industry, there can be no assurance that it sill be able to do so. In addition, technologies, services or standards may be developed which could require significant changes in the Company's business model, development of new products, or provision of additional services, at substantial cost to the Company. Such developments may also result in the introduction of additional competitors into the marketplace. Furthermore, if the overall market for Telecommunications services fails to evolve and converge in the manner contemplated by the Company or grows more slowly than anticipated, or if the Company's products and services fail in any respect to achieve market acceptance, there could be a material adverse effect on the Company's business, financial condition and results of operations. The Telecommunications industry is also characterized by significant and rapid changes in strategic alignment. Merger or consolidation of one or more Telecommunications services providers could result in the loss to the Company of customers or sales opportunities.

Demand for New Product Development

         The Company believes that its future success depends in part upon its ability to enhance its current solutions and develop new products and services that address the increasingly complex needs of its customers. In addition, the introduction of new products or services by third parties could render the Company's existing solutions obsolete or unmarketable. The Company's ability to anticipate changes in technology and successfully develop and introduce new or enhanced products incorporating such technology on a timely basis will be significant factors in its ability to remain competitive. There can be no assurance that the Company will complete the development of new or enhanced products or services on a timely or successful basis or successfully manage transitions from one product release to the next, that the Company will not encounter difficulties or delays in the introduction of new or enhanced products, or that defects will not be found in such new or enhanced products after installation, resulting in a loss of, or delay in, market acceptance. In particular, the Company is currently developing a series of enhancements to its existing software system, including incorporation of a Windows 95 compatible user interface, incorporation of an Oracle relational database management system, and support of Unix based file servers. The Company believes that these enhancements will permit the Company to compete effectively as technology evolves and facilitate its ability to address the requirements of larger Telecommunications services providers. If the Company is unable to introduce these new enhancements on a timely basis, or such enhancements result in the introduction of "bugs" or other performance impairments in the Company's systems, the Company's business, financial condition and results of operations could be materially adversely affected, and its ability to expand its sales activities could be significantly limited.

Competition

         The market for billing, customer care and management information systems for the Telecommunications services industry is highly competitive and the Company expects that the high level of growth within the Telecommunications services industry will encourage new entrants, both domestically and internationally, in the future. The Company competes with independent providers of transactional systems and services, with internal billing departments of Telecommunications services providers and with the billing services of management consulting companies. The Company anticipates continued growth in competition in the Telecommunications services industry and consequently the entrance of new competitors into its market in the future.

         Many of the Company's current and potential future competitors have significant financial, technical and marketing resources and have greater name recognition than the Company. In addition, many of the Company's competitors have established commercial relationships or joint ventures with major cellular and other Telecommunications services providers. As a result, the Company's competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of products than the Company.

Dependence on Cellular Telephone Industry

         Although the Company's products have been designed to adapt to a variety of current and future technologies, substantially all of the Company's revenues to date have been generated by sales of its solutions to service providers in the cellular telephone industry. A decrease in the number of cellular service subscribers served by the Company's customers could result in lower revenues for the Company. Although the cellular market has experienced substantial growth in the number of subscribers in the past, there can be no assurance that such growth will be sustained. In addition, industry reports have indicated that the average monthly bill per subscriber has decreased in recent years. Such decreases could result in increased price competition among billing service providers. Furthermore, any adverse development in the cellular telephone industry could have a material adverse effect on the business, financial condition and results of operations of the Company.

Dependence on Proprietary Technology

         The Company's success is dependent in part upon its proprietary software technology. The Company relies on trademark, copyright and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights. There can be no assurance that its agreements with employees, consultants and others who participate in the development of its software will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that the Company's efforts to protect its rights through trademark and copyright laws will prevent the development and design by others of products or technology similar to or competitive with those developed by the Company. The computer technology industry is characterized by frequent and substantial intellectual property litigation. The Company is not aware of any patent infringement or any violation of other proprietary rights claimed by any third party relating to the Company or the Company's products.

         The Company's success will depend in part on its continued ability to obtain and use licensed technology that is important to certain functionalities of its products. The inability to continue to procure or use such technology could have a material adverse effect on the Company's business, financial condition and results of operations.

Government Regulation

         Currently, the Company's business is not subject to direct government regulation; however, the Company's existing and potential customers are subject to extensive regulation. Changes in regulation which adversely affect the Company's existing and potential customers could have a material adverse effect on the business, financial condition and results of operations of the Company.

Limited Public Market; Possible Volatility of Stock Price

         The Common Stock has traded on the Nasdaq National Market since October 1996 and has a limited public market history. The price at which the Common Stock will trade could be subject to wide fluctuations in response to quarterly fluctuations in operating results; announcements of technological innovations or new products by the Company or its competitors; changes in financial estimates by securities analysts; fluctuations in economic and financial market conditions, or other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of equity securities of many high technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, financial condition and results of operations. These broad market fluctuations may adversely affect the market price of the Common Stock.

Risks Related to Possible Acquisitions

         The Company's strategy includes pursuing additional acquisitions that will complement its business. There can be no assurance that the Company will be able to identify, acquire on commercially reasonable terms or at all, or profitably manage additional businesses or successfully integrate acquired businesses into the Company without substantial expenses, delays or other operational or financial difficulties. Furthermore, acquisitions may involve a number of special risks, including, but not limited to: (i) diversion of management's attention, (ii) possible failure to retain acquired key personnel,
(iii) unanticipated events or circumstances, (iv) risks of entering markets in which the Company has no or limited prior experience, (v) financial integration or (vi) legal liabilities. Customer satisfaction or performance problems at a single acquired business could have a material adverse effect on the reputation of the Company as a whole. In addition, there can be no assurance that acquired businesses will achieve anticipated financial performance. While the Company from time to time considers acquisition opportunities, it has no existing agreements, understandings or commitments to effect any material acquisition. The failure of the Company to manage its acquisition strategy successfully could have a material adverse effect on the Company's business, operating results and financial condition.

Certain Anti-Takeover Effect Provisions Affecting Stockholders

         The Company's certificate of incorporation (the "Certificate of Incorporation") and by-laws (the "By-laws") provide that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and require reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or, if none, the President of the Company or by the Board of Directors. The Certificate of Incorporation and By-laws provide for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company entitled to vote. The Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, the Company's authorized Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of any holders of Preferred Stock that may be issued in the future. The Company has no present plans to issue any shares of the Company's Preferred Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such stockholder became an "Interested Stockholder" unless the business combination is approved in a prescribed manner. The application of
Section 203 could have the effect of delaying or preventing a change of control of the Company. These provisions, and the provisions of the Certificate of Incorporation and By-laws, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

                                   THE COMPANY

         ITDS is a leading provider of comprehensive billing, customer care and management information solutions to providers of wireless and satellite Telecommunications services. The Company uses its proprietary software technology to develop solutions which address billing and customer care requirements as they evolve, regardless of a service provider's market segment, geographic area or mix of network features and billing options. The Company currently serves leading national and regional wireless Telecommunications companies in the United States. Typically, the Company provides its services under contracts with terms ranging from two to five years, and bills customers monthly, on a per-subscriber basis. As a result, substantially all of the Company's revenue is derived from bill processing services, which are recurring in nature. This revenue generally increases as the number of subscribers served by the Company grows.

         On January 2, 1998, the Company completed the Intelicom Acquisition. Intelicom provides complete billing and customer care solutions for the wireless communication industry, including cellular, personal communication services ("PCS"), paging and enhanced specialized mobile radio ("ESMR").

         The Company's core systems form the foundation for an integrated suite of applications that provide subscriber billing, customer care and service support. In addition, the Company's systems enable the service provider to automate subscriber activation, remittance processing, collections, data retrieval and reporting, fraud management, electronic funds transfer, credit management, inventory management and data archiving. The Company's software and services allow its customers to develop and support innovative rate and feature offerings without the delay and cost associated with reconfiguring their billing and information system; to identify and respond to subscriber demands through analysis of billing and subscriber databases; to reduce costs with accurate and timely receivables information; and to manage the subscriber relationship in a comprehensive and cost-effective manner.

         The Company was incorporated as a Connecticut corporation in June 1990 and was reincorporated in Delaware in September 1996. The Company's principal executive office is located at 225 High Ridge Road, Stamford, Connecticut 06905, and its telephone number is (203) 329-3300.

         ITDS is a service mark of the Company.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

         The Company will bear all costs (excluding any brokerage fees, underwriting discounts and selling commissions and expenses incurred by the Selling Stockholder for legal services), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees required under federal and state securities laws, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company.

                               SELLING STOCKHOLDER

         All of the Shares being offered by the Selling Stockholder were acquired by it directly from the Company upon issuance thereof on January 2, 1998 in connection with the acquisition of Intelicom.

         The following table sets forth, to the knowledge of the Company, the name and the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Propsectus, all of which shares are offered hereby the Selling Stockholder. If all of the Shares offered hereby are sold as described herein, the Selling Stockholder will beneficially own no shares of Common Stock after completion of the offering.

                                            Number of Shares of Common Stock
Name of Selling Stockholder             Beneficially Owned Prior to Offering (1)
---------------------------             ----------------------------------------
     Century Corporation                               606,673(2)

---------------------------
(1) The number of shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date of this Prospectus through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the Selling Stockholder is a direct or indirect beneficial owner of such shares. The Selling Stockholder has sole voting power and investment power with respect to all shares of capital stock listed as owned by the Selling Stockholder.

(2) Pursuant to the Purchase Agreement, the Selling Stockholder agreed to limit the number of Shares it will sell pursuant to this Registration Statement prior to July 2, 1999, as determined by a formula. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         The Selling Stockholder has advised the Company that the Shares covered hereby may be offered and sold by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest, in private or public transactions, in transactions involving principals, in transactions involving brokers, or by any other lawful methods. Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. Sales of Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. The Selling Stockholder may also offer to sell and sell the Shares in options transactions. The Selling Stockholder has advised the Company that it does not anticipate paying any consideration other than usual and customary broker's commissions in connection with sales of the Shares. The Selling Stockholder is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         In offering the Shares covered by this Prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be considered to be "underwriters" within the meaning of the Securities Act, and any profits realized by the Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. The Company has agreed to indemnify in certain circumstances the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

         The Selling Stockholder is limited in the number of Shares it may sell pursuant to this Registration Statement pursuant to the terms of the Purchase Agreement. The Purchase Agreement limits the aggregate number of Shares which the Selling Stockholder may sell pursuant to this Registration Statement (i) prior to January 1, 1999 to 303,336; (ii) after January 1, 1999 but prior to July 2, 1999 to the sum of 303,336 and the maximum number of Shares the Selling Stockholder could sell pursuant to Rule 144 under the Securities Act; and (iii) after July 2, 1999 to 606,673.

         The Company has agreed with the Selling Stockholder to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) the sale of all of the Shares by the Selling Stockholder or (ii) January 2, 2000. The Company intends to deregister any of the Shares not sold by the Selling Stockholder at the end of such period.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, counsel to the Company.
                                     EXPERTS

         The consolidated financial statements of ITDS appearing in ITDS' Annual Report on Form 10-K/A for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements of Intelicom appearing in ITDS' Current Report on Form 8 K/A dated March 18, 1998 have been audited by Ernst & Young LLP, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation of an offer would be unlawful. Neither the delivery of this Prospectus nor any offer or sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                 ---------------

                                TABLE OF CONTENTS

                                 ---------------

                                                                       Page
                                                                       ----
Available Information....................................................2
Incorporation of Certain Documents
  By Reference...........................................................2
Special Note Regarding Forward-Looking
  Information............................................................3
Risk Factors.............................................................3
The Company..............................................................9
Use of Proceeds.........................................................10
Selling Stockholder.....................................................10
Plan of Distribution....................................................10
Legal Matters...........................................................11
Experts.................................................................11

================================================================================

================================================================================

                      International Telecommunication Data
                                  Systems, Inc.



                                 606,673 Shares


                                  COMMON STOCK




                                 --------------

                                   PROSPECTUS

                                 --------------





                                 August 12, 1998




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except expenses incurred by the Selling Stockholder for brokerage fees, selling commissions, underwriting discounts and selling commissions and expenses incurred by the Selling Stockholder for legal services). All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission . . ...................  $  6,007
Legal fees and expenses of the Registrant..............................  $  5,000
Accounting fees and expenses...........................................  $ 10,000
Miscellaneous expenses.................................................  $  1,993
         Total Expenses................................................  $ 23,000
                                                                         ========


Item 15.  Indemnification of Directors and Officers.

         Article SEVENTH of the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article EIGHTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Under the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

Item 16.          Exhibits.

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
   2            Stock Purchase Agreement, dated as of December 29, 1997 by and among the Registrant, ITDS Intelicom, Inc. (formerly, CSC
                Intelicom, Inc.) and CSC Domestic Enterprises, Inc.,
                incorporated hereby by reference to the Registrant's Report on
                Form 8-K originally filed with the Securities and Exchange
                Commission on January 13, 1998.

   4 Specimen Certificate for shares of Common Stock, $0.01 par value per share, of the Registrant, incorporated herein by reference to the Registrant's Registration Statement on Form
                S-1 (Commission File No. 333-11045), as amended, originally filed with the Securities and Exchange Commission on August
                29, 1996.

   5*           Opinion of Hale and Dorr LLP

  23.1* Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith

  23.2          Consent of Ernst & Young LLP

  24*           Power of Attorney, included on page II-4 of this Registration
                Statement

 ---------------


* Previously filed.


Item 17.  Undertakings.


         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Stamford, Connecticut on the 10th day of August, 1998.


                                       INTERNATIONAL TELECOMMUNICATION DATA
                                       SYSTEMS, INC.


                                       By: /s/  Peter P. Bassermann
                                           -------------------------------------
                                           Peter P. Bassermann
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                 Signature                                   Title                                         Date
                 ---------                                   -----                                         ----

      /s/ Peter P. Bassermann               President, Chief Executive Officer and                    August 10, 1998
------------------------------------        Director (Principal Executive Officer)
Peter P. Bassermann


     *                                      Chief Financial Officer (Principal                         August 10, 1998
------------------------------------        Financial and Accounting Officer)
Paul K. Kothari


     *                                      Director                                                   August 10, 1998
------------------------------------
Lewis D. Bakes


     *                                      Director                                                   August 10, 1998
------------------------------------
Stuart L. Bell


     *                                      Director                                                   August 10, 1998
------------------------------------
Stephen J. Saft


     *                                      Director                                                   August 10, 1998
------------------------------------
Peter L. Masanotti


     *                                      Director                                                   August 10, 1998
------------------------------------
Samuel L. Jacob


     *                                      Director                                                   August 10, 1998
------------------------------------
Harvey M. Krueger

*By:  /s/ Peter P. Bassermann
------------------------------------
         Peter P. Bassermann
         Attorney-in-Fact




                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                              DESCRIPTION
-------                                             -----------
  2            Stock Purchase Agreement, dated as of December 29, 1997 by and among the
               Registrant, ITDS Intelicom, Inc. (formerly, CSC Intelicom, Inc.) and CSC Domestic
               Enterprises, Inc., incorporated hereby by reference to the Registrant's Report on
               Form 8-K originally filed with the Securities and Exchange Commission on
               January 13, 1998.

  4            Specimen Certificate for shares of Common Stock, $0.01 par value per share, of the
               Registrant, incorporated herein by reference to the Registrant's Registration
               Statement on Form S-1 (Commission File No. 333-11045), as amended, originally filed with the Securities and Exchange Commission on August 29, 1996.

  5*           Opinion of Hale and Dorr LLP

 23.1*         Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith

 23.2          Consent of Ernst & Young LLP

 24*           Power of Attorney, included on page II-4 of this Registration Statement


----------------


*  Previously filed.